UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018 (June 19, 2018)

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 6, 2018, CatchMark Timber Operating Partnership, L.P, a wholly owned subsidiary of CatchMark Timber Trust, Inc. (“CatchMark”), completed its previously announced (and as previously disclosed in the Current Report on Form 8-K on May 18, 2018) investment of $200 million of common equity investment in Creek Pine Holdings, LLC (“Holdings”), funded using a combination of cash-on-hand and borrowings under CatchMark’s senior credit facility. Also on that date Holdings and affiliates of BTG Pactual Timberland Investment Group, Highland Capital Management, Medley Capital LLC, British Columbia Investment Management Corporation and other equity investors (collectively, the “Preferred Investors”) completed their previously announced investment of $925.9 million investment in a joint venture, TexMark Timber Treasury, L.P. (“Triple T”), for purposes of completing the transactions contemplated by the Crown Pine Purchase Agreement (as described below).

On July 6, 2018, Triple T (through its indirect, wholly owned subsidiary, Creek Pine, LLC, a Delaware limted liability company (“Creek Pine”)) completed the previously announced transactions contemplated by the Crown Pine Purchase Agreement (the “Crown Pine Purchase Agreement”) by and among Creek Pine, as assignee of Holdings of its rights and obligations under the Crown Pine Purchase Agreement, Crown Pine Timber 1, L.P. (“CP Timber 1”), Crown Pine Parent, L.P. (“CP Parent”), Crown Pine REIT, Inc. (“CP REIT”) and GPT1 LLC (together with CP Parent and CP REIT, the “Sellers”). Pursuant to the Crown Pine Purchase Agreement, Creek Pine acquired all of the outstanding partnership interests in CP Timber 1 for approximately $1.37 billion in cash (the “Acquisition”), subject to finalizing certain purchase price adjustments. CP Timber 1 and its subsidiaries are the fee simple owners of 1,099,875 gross acres of fee simple lands located in Southeast Texas.

The purchase price was financed through the proceeds of the equity contributions to Creek Pine described above and a $600 million, seven-year term loan made pursuant to the terms and conditions of a credit agreement, dated July 6, 2018 between Creek Pine REIT, LLC (“Creek Pine REIT”), Creek Pine Intermediate, LLC, Creek Pine, Creek Pine Timber GP, LLC, CoBank ACB, as administrative agent, and the lenders party thereto. Borrowings under the term loan bear interest at a floating rate equal to LIBOR or a base rate, plus a margin determined based upon a loan-to-value ratio and are secured by all of the assets of Creek Pine REIT and its subsidiaries.

In connection with the completion of the transactions contemplated by the Crown Pine Purchase Agreement, on July 6, 2018, Holdings and the Preferred Investors entered into an agreement of limited partnership in connection with Triple T (the “Joint Venture Agreement”). The Joint Venture Agreement provides for a term of five years (extendable, subject to certain approvals, to 7 and 10 years), preferred return to the Preferred Investors in priority to Holdings, subsequent preferred return to Holdings and, finally, participation by Holdings, on the one hand, and the Preferred Investors, on the other hand, in remaining distributions in percentages equal to 50%/50% or 80%/20%, respectively, depending upon the occurrence of certain contingencies. In addition, the Joint Venture Agreement provides for a board where designees of Holdings will hold the majority of the votes, certain major decisions requiring the consent of Holdings and a majority of the board designees appointed by Preferred Investors and certain refinancing options in favor of Holdings.

In connection with the Joint Venture Agreement, a subsidiary of CatchMark has entered into an asset management agreement (the “Asset Management Agreement”), pursuant to which CatchMark will receive an asset management fee equal to 1%, subject to reduction in certain circumstances, of the value of the equity contributions from the Preferred Investors of Triple T during the term of the Joint Venture Agreement.

The foregoing descriptions of the Joint Venture Agreement and the Asset Management Agreement (the “Transaction Agreements”) and the transactions contemplated thereby do not purport to be complete descriptions and are subject to and qualified in their entirety by reference to the Transaction Agreements, copies of which are either attached hereto as Exhibits 10.1 and 10.2, respectively, the terms of which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, Brian M. Davis was appointed by the CatchMark board to replace John F. Rasor as corporate Secretary of CatchMark and Glen Smith was appointed by the CatchMark board to replace Brian M. Davis as assistant corporate Secretary of CatchMark.

On July 6, 2018, John F. Rasor resigned as Chief Operating Officer of CatchMark in connection with the Acquisition described in Item 1.01 above. In connection with Mr. Rasor’s resignation, all of his outstanding equity awards subject to service-based restrictions were accelerated and became fully vested, and all of his equity awards subject to performance-based vesting conditions were amended to remain outstanding following his resignation.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit	Description

8.1	Opinion of Alston & Bird LLP, dated as of July 6, 2018, as to certain tax matters.

10.1	Limited Partnership Agreement of TexMark Timber Treasury, L.P., dated as of July 6, 2018, by and among Triple T GP, LLC, a Delaware limited liability company, as general partner, Creek Pine Holdings, LLC, a Delaware limited liability company, as limited partner, each of IMC RRIF C US Inc., a Canadian corporation, IMC RRIF M US Inc., a Canadian corporation, IMC RRIF PS US Inc., a Canadian corporation, IMC RRIF T US Inc., a Canadian corporation, IMC RRIF WS US Inc., a Canadian corporation, IMC RRIF H US Inc., a Canadian corporation, and bcIMC (WCBAF REKYN) Investment Corporation, a Canadian corporation, as limited partner, Caddo TIG Newco L.P., a Delaware limited partnership, as limited partner, Caddo Investors Holdings 1 LLC, a Delaware limited liability company, as limited partner, Highland Floating Rate Opportunities Fund, NexPoint Strategic Opportunities Fund, and NexPoint Real Estate Strategies Fund, as limited partner and JAWS Capital, LP, a Delaware limited partnership, as limited partner.*

10.2	Asset Management Agreement, dated July 6, 2018, between Creek Pine REIT, LLC, Crown Pine Realty 1, Inc. and CatchMark TRS Creek Management, LLC.*

*	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer

Dated: July 12, 2018